United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $.10 Par Value	DVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2019, Dover Motorsports, Inc. and its wholly owned subsidiaries Dover International Speedway, Inc. and Nashville Speedway, USA, Inc., (collectively, the “Borrowers”), modified its credit agreement with its bank group. Among other things, the credit facility was modified to: extend the maturity date to January 1, 2022; reduce the total available borrowings under the facility to $30,000,000; and ensure compliance with applicable regulations. There are no borrowings outstanding under the credit facility.

A copy of the modification agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Loan Modification and Reaffirmation Agreement between Dover Motorsports, Inc., Dover International Speedway, Inc. and Nashville Speedway, USA, Inc. and Citizens Bank, N.A., as agent, dated as of September 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:  September 24, 2019